UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2024

MOSAIC IMMUNOENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9114 Adams Ave., #202

Huntington Beach, California 94646

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (657) 208-0890

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD

On April 29, 2024, the Company issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Furthermore, Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On April 26, 2024, Mosaic ImmunoEngineering, Inc. a Delaware corporation  (the “Company” or “Mosaic”), entered into a binding term sheet (the “Binding Term Sheet”) with Oncotelic Therapeutics, Inc. (“Oncotelic”) whereby the Company intends to acquire certain rights to technologies from Oncotelic, including its clinical stage necroptosis cancer therapies associated with Oncotelic’s vascular disruptive agents (“VDAs”) and related regulatory and clinical packages. The Company will also have access to Oncotelic’s proprietary Artificial Intelligence (“AI”) technologies for identifying immunotherapy combinations. In exchange for the rights to these technologies, the Company would issue Oncotelic shares of its common stock valued at $15.0 million upon execution of the definitive agreement, or a combination common stock and preferred stock to be determined by the parties, along with additional milestones allowing Oncotelic to earn up to an additional $15.0 million in shares of common stock that would be valued at the time of issuance, if earned.

In addition, under the Binding Term Sheet, (i) Mosiac would continue the development work necessary to achieve the mutually agreed upon milestones upon the requisite funding, (ii) Oncotelic will provide a loan to Mosaic to cover certain operational costs of the Company through June 1, 2024, (iii) Oncotelic will assist the Company in potentially raising initial funding to support the technologies of $2 million, and (iv) in the event the Company is unable to raise the requisite funding, then the transaction may proceed to a reverse acquisition/merger, with conditions typical of such a transaction.

Pursuant to the Binding Term Sheet, the parties agreed to negotiate in good faith towards the execution of the Definitive Agreements and the closing of the transactions contemplated thereby, which will be subject to customary due diligence and other conditions as described in the Binding Term Sheet.

The foregoing summary of the Binding Term Sheet does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Binding Term Sheet dated April 26, 2024
99.1	Press Release issued by Mosaic ImmunoEngineering, Inc. on April 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mosaic ImmunoEngineering, Inc.

Date: April 29, 2024	By: /s/ Steven King
Steven King
President and Chief Executive Officer, Director

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